United States
Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report: May 10, 2012

REALTY INCOME CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	1-13374	33-0580106
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

600 La Terraza Boulevard, Escondido, California 92025-3873
(Address of principal executive offices)

(760) 741-2111
(Registrant's telephone number, including area code)

N/A
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On May 10, 2012, Realty Income Corporation (the “Company”) entered into an Amended and Restated Credit Agreement (the “Credit Agreement”), among the Company, as Borrower, the Lenders party thereto, Wells Fargo Bank, National Association, as Administrative Agent, Wells Fargo Securities, LLC, as sole Lead Arranger and sole Bookrunner, Bank of America, N.A. and Regions Bank, as Syndication Agents, and The Bank of New York Mellon, JPMorgan Chase Bank, N.A., Royal Bank of Canada and U.S. Bank National Association, as Documentation Agents.  In addition, certain subsidiaries of the Company are guarantors of the Credit Agreement.  The term of the Credit Agreement will begin on May 10, 2012 and replace the Company’s existing $425 million credit facility.  The Credit Agreement provides for a $1 billion unsecured revolving credit facility maturing May 9, 2016, unless extended as set forth in the Credit Agreement. Borrowings under the Credit Agreement bear interest at the LIBOR rate or the base rate, each as defined in the Credit Agreement, plus an Applicable Margin, as defined in the Credit Agreement, based on the Company’s current investment grade credit ratings.  The initial Applicable Margin equals 1.075% for LIBOR loans based on the Company’s current investment grade credit ratings.  An applicable commitment fee is payable on the amount of the Commitments, as defined in the Credit Agreement, based on the Company’s current investment grade credit ratings.  The initial applicable commitment fee equals 0.175% per annum based on the Company’s current investment grade credit ratings.  As described in the copy of the Credit Agreement filed as Exhibit 10.1 hereto, the Credit Agreement contains customary and other affirmative covenants, including financial reporting requirements, negative covenants, including maintenance of certain financial requirements, and other customary events of default.

The foregoing description of the Credit Agreement is not, and does not purport to be, complete and is qualified in its entirety by reference to a copy of the Credit Agreement filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits

(d) Exhibits

10.1   Credit Agreement among the Company, as Borrower, the Lenders party thereto, Wells Fargo Bank, National Association, as Administrative Agent, Wells Fargo Securities, LLC, as sole Lead Arranger and sole Bookrunner, Bank of America, N.A. and Regions Bank, as Syndication Agents, and The Bank of New York Mellon, JPMorgan Chase Bank, N.A., Royal Bank of Canada and U.S. Bank National Association, as Documentation Agents.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 10, 2012	REALTY INCOME CORPORATION
	By:	/s/ MICHAEL R. PFEIFFER
Michael R. Pfeiffer
Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.                   Description

10.1
Credit Agreement among the Company, as Borrower, the Lenders party thereto, Wells Fargo Bank, N.A., as Administrative Agent, Wells Fargo Securities, LLC, as sole Lead Arranger and sole Bookrunner, Bank of America, N.A. and Regions Bank, as Syndication Agents, and The Bank of New York Mellon, JPMorgan Chase Bank, N.A., Royal Bank of Canada and U.S. Bank National Association, as Documentation Agents.

.